Exhibit 99.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

As of April 27, 2016

BMO Harris Bank N.A.
770 North Water Street
Milwaukee, Wisconsin 53202
Attention: Corporate Banking

Ladies and Gentlemen:

ADAC-Strattec, LLC, a Delaware limited liability company (the “Company”), hereby agrees with you as follows:

1.   Definitions.  Reference is made to that certain Credit Agreement dated as of June 28, 2012 (as amended, restated, amended and restated or otherwise modified, the “Credit Agreement”) between the Company and BMO Harris Bank N.A. (the “Lender”).  All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement as amended hereby.

2.   Background.  The Company has requested that the Lender agree to (i) extend the term of the Credit Agreement to August 1, 2019, (ii) increase the Revolving Commitment (as defined in the Credit Agreement) to $20,000,000, and (iii) make certain other changes to the Credit Agreement.  Subject to all of the terms and conditions hereof, the Lender and the Company have agreed to such amendment on the terms set forth below.  Pursuant to the Credit Agreement, the Company has issued a promissory note to the Lender in the principal amount of $10,000,000, dated June 25, 2015 (the “Existing Note”).  Any additional loans made pursuant to the increased credit, together with the unpaid balance of the Existing Note, shall be evidenced by a new promissory note of the Company in the form of Exhibit A annexed hereto (the “Amended Note”) in the amount of $20,000,000, dated the date hereof, which shall be executed by the Company and delivered to the Lender.  Accrued interest on the Existing Note outstanding on the date of issuance of the Amended Note shall be included in interest due on the Amended Note on the first interest payment date specified therein or in the Credit Agreement.

3.   Amendment to Credit Agreement.  Subject to all of the terms and conditions hereof, upon execution and delivery of this Amendment, the Credit Agreement shall be amended as of the date first written above as follows:

a.    All references to the Credit Agreement in the Credit Agreement, the Note and the Loan Documents shall refer to the Credit Agreement as amended hereby.  All references to the Note in the Credit Agreement, the Note and the Loan Documents shall refer to the Amended Note.

b.   The defined term “Consolidated Net Worth” is deleted from Section 1.01 of the Credit Agreement in its entirety.

c.   A new definition is added to Section 1.01 of the Credit Agreement in appropriate alphabetical order as follows:

“Tangible Net Worth” means, as of any date, the total shareholders’ equity less intangible assets appearing on the balance sheet of the Company as of such date in accordance with GAAP.

d.   Subsection 1 of the definition of “Fixed Charge Coverage Ratio” is amended and restated in its entirety as follows:

(1)           EBITDA for such period minus the sum of (A) capital expenditures paid or incurred during such period other than (i) capital expenditures financed with proceeds of Indebtedness and (ii) the capital expenditures described on Schedule A hereto, and (B) the amount of all distributions paid by the Company to its members during such period for the purpose of enabling such members to pay their state and federal income tax liability attributable to their respective shares of the Consolidated Net Earnings of the Company, and

e.   The definition of “Revolving Commitment” is amended and restated in its entirety as follows:

“Revolving Commitment” means the obligation of the Lender to make Revolving Loans to the Company and issue Letters of Credit for the account of the Company subject to the terms and conditions of this Agreement in an aggregate amount not exceeding $20,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

f.   The first sentence of Section 2.01 of the Credit Agreement is amended to change the date “August 1, 2018” to “August 1, 2019”.

g.   Section 7.01(a) of the Credit Agreement is amended and restated in its entirety as follows:

(a)           Tangible Net Worth.  The Company shall maintain Tangible Net Worth in an amount at least equal to (i) from April 27, 2016 until September 30, 2016, $16,000,000, and (ii) commencing on September 30, 2016 and at all times thereafter, $22,000,000.

h.   A new Section 7.08 is hereby added to the Credit Agreement in appropriate numerical order as follows:

Section 7.08                      Equity Infusion.

Obtain, on or before September 30, 2016, cash equity from its members in an amount equal to not less than $6,000,000.

i.   A new Schedule A is hereby added to the Credit Agreement in the form of Annex I attached hereto.

4.   Conditions.  Notwithstanding any other provision of this Amendment, this Amendment shall not become effective unless and until (a) it has been executed and delivered by all parties to the Credit Agreement as amended hereby, and acknowledged and agreed to by STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Guarantor”), (b) the Amended Note shall have been executed and delivered by the Company, in form and substance satisfactory to the Lender, and (c) the Company and the Guarantor shall have delivered such other corporate documents as Lender or its counsel may reasonably request, in form and substance satisfactory to the Lender.

5.   Representations and Warranties.  The Company hereby repeats and reaffirms the representations and warranties set forth in Article V of the Credit Agreement, including without limitation the representations and warranties set forth in Section 5.05 thereof which are made hereunder with respect to the most recent financial statements and related information provided pursuant to Section 7.06 of the Credit Agreement.  The Company also represents and warrants that (A) since December 31, 2015 there has been no material adverse change in the property, financial condition or business operations of the Company and its Subsidiaries, taken as a whole, and (B) the execution, delivery and performance of this Amendment are within the limited liability company powers of the Company, have been duly authorized by all necessary limited liability company action and do not and will not (i) require any consent or approval of the stockholders or members of the Company; (ii) violate any provision of the certificate of formation or limited liability company operating agreement of the Company or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any Subsidiary; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company or any Subsidiary pursuant to any indenture or other agreement or instrument under which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected.  This Amendment constitutes, and each of the documents required herein when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Company or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

6.   Confirmation of Agreements.  Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect.  This Amendment does not constitute a waiver or amendment of any term, condition or covenant in the Credit Agreement other than as specifically set forth above.  Nothing contained in this Amendment or in any other document, or any course of dealing with the Company, shall be construed to imply that there is any agreement by the Lender to provide any waiver or agree to any amendment in the future.  This Amendment shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Lender of the Company or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of the Company, or any mortgage, security interest, lien or other collateral or security for any of such debts, obligations or liabilities of the Company or such debtors, guarantors or other persons or entities, or waive any default except as expressly provided herein, and the Lender expressly reserves all of its rights and remedies with respect to the Company and all such debtors, guarantors or other persons or entities, and all such mortgages, security interests, liens and other collateral and security.  This is an amendment and not a novation.  The Company acknowledges and agrees that the obligations under the Credit Agreement and the Note exist and are owing with no offset, defense or counterclaim assertible by the Company and that the Credit Agreement, the Note and the Loan Documents are valid, binding and fully enforceable according to their respective terms.

7.   Miscellaneous.  The Company shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation, execution, delivery, administration and enforcement of this Amendment including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for the Lender, whether or not any transaction contemplated by this Amendment is consummated.  The provisions of this Amendment shall inure to the benefit of any holder of the Note, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto.  All agreements, representations and warranties made herein shall survive the execution of this Amendment and the making of the loans under the Credit Agreement, as so amended.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.  This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment is solely for the benefit of the parties hereto and their permitted successors and assigns.  No other person or entity shall have any rights under, or because of the existence of, this Amendment.

[Remainder of this page is intentionally left blank; signature page follows.]

If the foregoing is satisfactory to you, please sign the form of acceptance below and return a signed counterpart hereof to the Company.

Very truly yours,

ADAC-STRATTEC, LLC

(SEAL)                                                                By:           /s/ Patrick J. Hansen
Name:  Patrick J. Hansen
Title:    Managing Director

[Signature Page to ADAC-Strattec-LLC
Amendment No. 3 of Credit Agreement]

Agreed to as of the date first above written.

BMO HARRIS BANK N.A.

By:          /s/ Mark Czarnecki
Name:     Mark Czarnecki
Title:       Senior Vice President

[Signature Page to ADAC-Strattec-LLC
Amendment No. 3 of Credit Agreement]

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR

The undersigned Guarantor hereby consents to the foregoing Amendment No. 3 to Credit Agreement and agrees that its Corporate Guarantee Agreement dated as of June 28, 2012, and all collateral or security therefor, if any, shall remain in full force and effect after giving effect to the foregoing Amendment.

Dated as of the date first above written.

STRATTEC SECURITY CORPORATION

By:           /s/ Frank J. Krejci
Name:      Frank J. Krejci
Title:        President and Chief Executive Officer

And by:  /s/ Patrick J. Hansen
Name:      Patrick J. Hansen
Title:        Senior Vice President and
                 Chief Financial Officer

Exhibit A

Amended Note

See attached.

SECOND AMENDED AND RESTATED PROMISSORY NOTE

$20,000,000

April 27, 2016

FOR VALUE RECEIVED, ADAC-STRATTEC, LLC, a Delaware limited liability company (the “Company”), promises to pay to the order of BMO HARRIS BANK N.A. (the “Lender”), without setoff or counterclaim, the principal sum of Twenty Million Dollars ($20,000,000), or such lesser amount as the Lender has advanced to the Company pursuant to Section 2.01 of the Credit Agreement referred to below, at the Main Office of the Lender in Milwaukee, Wisconsin, on the Termination Date set forth in the Credit Agreement referred to below.  This Amended and Restated Promissory Note (this “Note”) shall bear interest payable on the dates and at the rate or rates set forth in the Credit Agreement referred to below.  All amounts payable under this Note and the Credit Agreement shall be payable in lawful money of the United States of America.

This Note constitutes the Revolving Note issued under Credit Agreement dated as of June 28, 2012 (as amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”), between the Company and the Lender, to which Credit Agreement reference is hereby made for a statement of the terms and conditions on which Loans in part evidenced hereby were or may be made, and for a description of the conditions upon which this Note may be prepaid, in whole or in part, or its maturity accelerated.

This Note is issued in substitution for and replacement of, but not repayment or novation of, that certain Amended and Restated Promissory Note dated June 25, 2015, executed by the Company and payable to the order of the Lender.

This Note is entitled to the benefit of all of the Loan Documents referred to in the Credit Agreement.

ADAC-STRATTEC, LLC

By:           /s/ Patrick J. Hansen
Name:     Patrick J. Hansen
Title:      Managing Director

Annex I

SCHEDULE A

See attached.